UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company announced today the appointment of Walter J. Lynch to the position of President and Chief Operating Officer of its regulated operations. In his new position, Mr. Lynch, in addition to his existing responsibilities, will now direct the overall operations of the Company’s regulated states and will lead other operations, including operational risk management and the Company’s business transformation effort. Mr. Lynch was appointed to this position on March 1, 2010. In accordance with the instruction to Item 5.02(c) of Regulation S-K, the Company has delayed the filing of this Form 8-K until the day on which Mr. Lynch’s appointment was publicly announced. Mr. Lynch formerly served as our President of Regulated Operations.

In connection with the appointment of Mr. Lynch, the Company issued a press release on March 15, 2010. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

99.1    Press Release dated March 15, 2010

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	By:	/s/ ELLEN C. WOLF
Ellen C. Wolf
Senior Vice President and Chief Financial Officer